UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 25, 2017

SHORETEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33506	77-0443568
(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 331-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by ShoreTel, Inc. (“ShoreTel”) with the Securities and Exchange Commission (the “SEC”) on July 27, 2017, ShoreTel entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 26, 2017, with Mitel Networks Corporation, a Canadian corporation (“Mitel”), Mitel US Holdings, Inc. (“Parent”), a Delaware corporation and a wholly-owned subsidiary of Mitel, and Shelby Acquisition Corporation (the “Offeror”), a Delaware corporation and a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, on August 17, 2017, the Offeror commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of ShoreTel (“Shares”) for $7.50 per Share (the “Offer Price”), net to the seller in cash, net of applicable withholding taxes and without interest, upon the terms and subject to conditions set forth in the offer to purchase and the related letter of transmittal (collectively, the “Offer Documents”), each dated August 17, 2017 and as amended or supplemented.

The Offer initially expired at 5:00 p.m. New York City time on September 18, 2017 and was extended until 5:00 p.m., New York City time, on September 22, 2017 (the “Expiration Time”). Based on information provided by Computershare Trust Company N.A., the depositary and paying agent for the Offer, as of the Expiration Time, 62,046,693 Shares, representing approximately 89.3% of the outstanding Shares, had been validly tendered and not properly withdrawn. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement and the Offer Documents). The Offeror accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time and, in accordance with the Offer Documents, paid for such Shares in accordance with the terms of the Offer.

As a result of its acceptance of the Shares tendered in the Offer, the Offeror acquired a sufficient number of Shares to complete the merger of the Offeror with and into ShoreTel (the “Merger”) without a vote of the stockholders of ShoreTel pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). Accordingly, on September 25, 2017, Mitel, Parent, the Offeror and ShoreTel consummated the Merger pursuant to Section 251(h) of the DGCL, with ShoreTel continuing as the surviving corporation (the “Surviving Corporation”) in the Merger and becoming a wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of Mitel. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) Shares owned by ShoreTel as treasury stock, or any subsidiary of ShoreTel, or owned by Mitel and its subsidiaries (including any Shares acquired by the Offeror in the Offer), in each case, both at the commencement of the Offer and immediately before the Effective Time, and (ii) Shares owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL) was converted automatically into the right to receive the Offer Price, net of applicable withholding tax and without interest, at the Effective Time.

Pursuant to the Merger Agreement: (i) each option to acquire Shares granted by ShoreTel under its equity incentive plans (each, an “Option”) that was outstanding and vested as of immediately prior to the Effective Time (including those which accelerate pursuant to employment agreements, retention agreements or other equity agreements or plans or as specified in the Merger Agreement) (each, a “Vested Option”) by virtue of the Merger, was automatically canceled and converted into the right to receive from the Surviving Corporation an amount in cash, net of applicable withholding taxes and without interest, equal to the Offer Price, less the option exercise price, provided that any such Option with a per share exercise price that is equal to or greater than the Offer Price was canceled for no consideration, and each other Option that was outstanding immediately prior to the Effective Time was canceled for no consideration, (ii) each restricted stock unit granted by ShoreTel under its equity incentive plans (each, a “RSU”) that was vested as of immediately prior to the Effective Time (including those which accelerate pursuant to employment agreements, retention agreements or other equity agreements or plans or as specified in the Merger Agreement) (each, a “Vested RSU”) was canceled in exchange for an amount in cash equal to the Offer Price, and each other RSU was canceled for no consideration, and (iii) ShoreTel’s employee stock purchase plans (the “ESPPs”) were terminated at the Effective Time, with all amounts credited to the accounts of participants that have not been used to purchase Shares prior to July 26, 2017 being returned to such participants in the ShoreTel ESPPs (without interest, except as required by applicable law) as soon as practicable and in accordance with ShoreTel’s ESPPs.

The proceeds of the Incremental Term Loans (as defined below) and the Revolving Credit Facility and cash on hand from the combined company were used to finance the cash consideration of $531.3 million required to purchase the Shares pursuant to the terms of the Merger Agreement as well as fees and expenses of approximately $40 million related to the foregoing.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2017, Mitel, in connection with the consummation of the Offer and the Merger entered into a first amendment to its secured credit agreement between, among others, Mitel and Parent as the borrowers (the “Borrowers”), Citizens Bank, N.A., as the administrative agent, BMO Capital Markets Corp., Citizens Bank, N.A., HSBC Bank Canada and Canadian Imperial Bank of Commerce, as lead arrangers and the other banks and financial institutions named therein (the “Credit Agreement Amendment”). The Credit Agreement Amendment provides for incremental term loans in an aggregate principal amount of US$300 million (the “Incremental Term Loans”). The Credit Agreement Amendment amends Mitel’s existing credit facility dated as of March 9, 2017 among the Borrowers, Citizens Bank, N.A., as the administrative agent, swingline lender and issuing lender, Citizens Bank, N.A., BMO Capital Markets, Canadian Imperial Bank of Commerce and HSBC Bank Canada, as joint lead arrangers and joint bookrunners, Bank of Montreal, Canadian Imperial Bank of Commerce and HSBC Bank Canada as co-syndication agents, Bank of America, N.A., Export Development Canada and KeyBank National Association as co-documentation agents (as amended by the Credit Agreement Amendment, the “Credit Agreement”), pursuant to which the lenders made available to Mitel a term credit facility in an aggregate principal amount of $150 million (the “Existing Term Loans”) and a revolving credit facility with $350 in aggregate commitments (the “Revolving Credit Facility” and together with the Existing Term Loans, the “Existing Credit Facilities”).

Subject to certain exceptions, all of Mitel’s obligations under the Credit Agreement are or will be guaranteed by each existing or subsequently acquired or created wholly owned material subsidiary of Mitel, including ShoreTel, and are or will be secured on a first priority basis by a perfected first priority security interest in substantially all tangible and intangible assets of Mitel and each of such guarantors and in the equity interests of Mitel’s and such guarantors’ direct material subsidiaries.

Proceeds from the Incremental Term Loans and the Revolving Credit Facility, together with cash on hand from the combined company, were used to finance the acquisition of ShoreTel, as well as fees and expenses related to the foregoing.

The Incremental Term Loans bear interest at LIBOR (subject to a 1.00% floor), or a base rate (at the option of Mitel), plus an applicable margin which is currently 3.75% and 2.75%, respectively, and the Incremental Term Loans mature on September 25, 2023. The Incremental Term Loans require quarterly principal repayments of 0.25% of the original outstanding principal amount.

Mitel is also required to repay the Incremental Term Loans, pro rata with the Existing Term Loans, with 50% of annual excess cash flow of the Borrowers and their subsidiaries with step-downs to 25% and 0% under certain conditions. The Incremental Term Loans are also subject to a 1% prepayment premium in connection with repricing transactions for the first six months of its term.

The Incremental Term Loans will contain representations and warranties and affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and acquisitions, transactions with affiliates, liens and dividends and other distributions, consistent with the Existing Credit Facilities, subject to certain amendments made pursuant to the Credit Agreement Amendment, including to the restricted payments covenant. The Incremental Term Loans will also include events of default, consistent with the Existing Credit Facilities, provided that a breach of the financial covenants in the Credit Agreement shall not constitute an Event of Default under the Incremental Term Loans unless and until the lenders under the Existing Credit Facilities terminate their commitments and accelerate those facilities.

The foregoing description of the Credit Agreement Amendment and the transactions contemplated thereby, and ShoreTel’s guarantee of the obligations thereunder, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement.

On September 25, ShoreTel terminated its Amended and Restated Credit Agreement, dated as of October 22, 2014, among ShoreTel, the banks and other financial institutions or entities from time to time parties thereto, Silicon Valley Bank, as the Issuing Lender and Swingline Lender (as such terms are defined therein) and Silicon Valley Bank, as administrative agent and collateral agent, as amended (the “ShoreTel Credit Facility”). There were no amounts outstanding under the ShoreTel Credit Facility. The ShoreTel Credit Facility provided for a revolving loan facility for an aggregate principal amount not exceeding $100.0 million. The ShoreTel Credit Facility was secured by substantially all of ShoreTel’s assets. As of June 30, 2017, ShoreTel had $51.7 million available for borrowing under the ShoreTel Credit Facility.

The information contained in the Introductory Note is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01above is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On September 25, 2017, in connection with the consummation of the Offer and the Merger, ShoreTel (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading of the Shares effective before the opening of trading on September 25, 2017, and permanently suspend trading at the close of trading on September 25, 2017, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shares, which previously traded under the symbol “SHOR”, ceased to be traded on NASDAQ prior to the opening of trading on September 25, 2017. ShoreTel intends to file with the SEC a Form 15 requesting that the Shares be deregistered and that ShoreTel’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

The information contained in the Introductory Note is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification of Rights of Security Holders.

The information contained in the Introductory Note, Item 5.01 and Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As described in the Introductory Note above, on September 25, 2017, the Offeror accepted for payment all Shares that were validly tendered and not properly withdrawn prior to the expiration of the Offer. As a result of the acceptance of such Shares, a change in control of ShoreTel has occurred.

The information contained in the Introductory Note and in Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, the members of the board of directors of ShoreTel resigned, and immediately following the Effective Time, Steve E. Spooner, Colin McAnuff and Greg Hiscock were elected as members of the board of directors of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified or until their earlier respective deaths, resignations or removals from office.

Following the Effective Time on September 26, 2017, Don Joos, President and Chief Executive Officer of ShoreTel, David Petts, Senior Vice President of Worldwide Sales and Customer Success of ShoreTel, Eugenia Corrales, Senior Vice President of Solutions Group of ShoreTel and Bharath Oruganti, Senior Vice

President of Worldwide Business Operations of ShoreTel were terminated as officers of ShoreTel effective immediately and Michael Healy, Senior Vice President and Chief Financial Officer of ShoreTel, was terminated as an officer of ShoreTel effective October 13, 2017. On September 26, 2017, Mr. Spooner was appointed as President, Mr. McAnuff was appointed as Treasurer, Mr. Hiscock was appointed as Secretary and Mr. Pethakas was appointed as Vice President of the Surviving Corporation.

Information about Mr. Spooner, age 59, is contained in Mitel’s Definitive Proxy Statement filed on April 21, 2017, which information is incorporated herein by reference. Information about Mr. McAnuff, age 56, and Mr. Hiscock, age 50, is contained in Exhibit (a)(1)(A) to Mitel’s Schedule TO filed on August 17, 2017, which information is incorporated by reference.

Mr. Pethakas, age 53, was appointed Vice President – Global Tax of Mitel in September 2016. Prior to joining Mitel, Mr. Pethakas served as Head – Global Tax & Transfer Pricing at Redknee Solutions Inc. and prior to that Vice President – Taxation at Constellation Software Inc. Mr. Pethakas does not currently hold any directorships.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation of ShoreTel and the bylaws of ShoreTel were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, which are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On September 25, 2017, Mitel issued the press release attached hereto as Exhibit 99.1 (the “Press Release”) announcing that Mitel, Parent, the Offeror and ShoreTel consummated the Merger. The Press Release is incorporated by reference herein.

Item	9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2017, by and among Mitel U.S. Holdings, Inc., Shelby Acquisition Corporation, ShoreTel, Inc. and Mitel Networks Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Mitel Networks Corporation on July 28, 2017).

3.1	Amended and Restated Certificate of Incorporation of ShoreTel, Inc.

3.2	Amended and Restated By-laws of ShoreTel, Inc.

10.1	First Amendment to Credit Agreement, dated September 25, 2017, by and among Mitel Networks Corporation and Mitel US Holdings, Inc. as the borrowers, Citizens Bank, N.A., as the administrative agent, BMO Capital Markets Corp., Citizens Bank, N.A., HSBC Bank Canada and Canadian Imperial Bank of Commerce, as lead arrangers and the other banks and financial institutions named therein (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Mitel Networks Corporation on September 27, 2017).

99.1	Press Release, dated September 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2017

SHORETEL, INC.

By:	/s/ Greg Hiscock
Name: Greg Hiscock Title: Secretary